Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Middleburg Financial Corporation of our report dated February 15, 2006 relating to our audit of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

Winchester, Virginia June 15, 2006